Exhibit 21
Avnet, Inc.
Foreign and Domestic Subsidiaries

Name	Jurisdiction of Incorporation
1 Avnet (Australia) Pty. Ltd.	Australia
2 Avnet (Holdings) Ltd	United Kingdom
3 Avnet (NZ)	New Zealand
4 Avnet (Tianjin) Logistics Ltd.	China
5 Avnet AG	Switzerland
6 Avnet Applied Computing European Services GmbH	Germany
7 Avnet Applied Computing s.r.o.	Czech Republic
8 Avnet Applied Computing Sp. Z.o.o.	Poland
9 Avnet Asia Pte Ltd	Singapore
10 Avnet Asia Pte Ltd—Taiwan Branch	Taiwan, Province of China
11 Avnet ASIC Israel Ltd	Israel
12 Avnet B.V.	Netherlands
13 Avnet Beteiligungs-Verwaltungs GmbH	Germany
14 Avnet Components Israel Limited	Israel
15 Avnet Corporate Services Group, Inc.	Delaware
16 Avnet Corporate Trustee Limited	United Kingdom
17 Avnet de Mexico, S.A. de C.V.	Mexico
18 Avnet de Puerto Rico, Inc.	Puerto Rico
19 Avnet Delaware LLC	Delaware
20 Avnet do Brasil LTDA	Brazil
21 Avnet EM Sp. z.o.o.	Poland
22 Avnet EMG AG	Switzerland
23 Avnet EMG Elektronische Bauelemente GmbH	Austria
24 Avnet EMG France S.A.	France
25 Avnet EMG GmbH	Germany
26 Avnet EMG Italy S.p.A.	Italy
27 Avnet EMG Ltd	United Kingdom
28 Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany
29 Avnet Europe Comm. VA	Belgium
30 Avnet Financial Services Comm. VA	Belgium
31 Avnet France S.A.S.	France
32 Avnet Holding Corporation II	Delaware
33 Avnet Holding Germany GmbH	Germany
34 Avnet Iberia S.A.	Spain
35 Avnet India Private Limited	India
36 Avnet International (Canada) Ltd.	Ontario
37 Avnet IP&E Taiwan Ltd.	Taiwan, Province of China
38 Avnet IT Services GmbH	Germany

Name	Jurisdiction of Incorporation
39 Avnet Kopp (Pty) Limited	South Africa
40 Avnet Korea, Inc.	Korea, Republic of
41 Avnet Limited	Ireland
42 Avnet Logistics (Shenzhen) Ltd.	China
43 Avnet Logistics GmbH	Germany
44 Avnet Logistics Holding Corp.	Arizona
45 Avnet Logistics U.S., L.P.	Texas
46 Avnet Malaysia Sdn Bhd	Malaysia
47 Avnet Nortec A/S	Denmark
48 Avnet Nortec AB	Sweden
49 Avnet Nortec AS	Norway
50 Avnet Nortec Oy	Finland
51 Avnet Pacific (NZ)	New Zealand
52 Avnet Pacific Pty Ltd.	Australia
53 Avnet Partner Solutions, S. de R.L. de C.V.	Mexico
54 Avnet Philippines Pty Ltd., Inc.	Philippines
55 Avnet Programming Services SA	France
56 Avnet Properties Corporation	Delaware
57 Avnet Receivables Corporation	Delaware
58 Avnet S.r.l.	Italy
59 Avnet s.r.o	Czech Republic
60 Avnet Sp. z.o.o.	Poland
61 Avnet Sunrise Limited	Hong Kong
62 Avnet Technology (Thailand) Ltd.	Thailand
63 Avnet Technology Hong Kong Limited	Hong Kong
64 Avnet Technology Solutions B.V.	Netherlands
65 Avnet Technology Solutions GmbH	Germany
66 Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria
67 Avnet Technology Solutions Kft	Hungary
68 Avnet Technology Solutions Ltd	United Kingdom
69 Avnet Technology Solutions S.A.	Spain
70 Avnet Technology Solutions SAS	France
71 Avnet Verwaltungs GmbH	Germany
72 Avnet Zweite Vermogensverwaltungs GmbH	Germany
74 Avnet, Inc.	Delaware
75 BFI OPTILAS A/S	Denmark
76 BFI OPTILAS AB	Sweden
77 BFI Optilas B.V.	Netherlands
78 BFI OPTILAS Limited	United Kingdom
79 BFI OPTILAS S.r.l.	Italy
80 BFI Optilas SA	Spain
81 BFI-IBEXSA International, Inc.	Delaware
82 BFI-OPTILAS GmbH	Germany
83 BFI-Optilas International SAS	France
84 BFI-OPTILAS SAS	France

Name	Jurisdiction of Incorporation
85 Chinatronic Technology Limited	Hong Kong
86 CM Satellite Systems, Inc.	New York
87 Distron Elektronik GmbH	Germany
88 DNS Slovakia s.r.o.	Slovakia
89 EBV Beteiligungs-Verwaltungs GmbH	Germany
90 EBV Elektronic sp. z.o.o.	Poland
91 EBV Elektronik ApS	Denmark
92 EBV Elektronik EPE	Greece
93 EBV Elektronik GmbH & Co. KG	Germany
94 EBV Elektronik Israel Ltd	Israel
95 EBV Elektronik Kft	Hungary
96 EBV Elektronik M	Russia
97 EBV Elektronik s.r.l.	Italy
98 EBV Elektronik spol. s.r.o.	Czech Republic
99 EBV Elektronik Ticaret Ltd	Turkey
100 EBV Elektronik TOB	Ukraine
101 EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
102 EBV Management GmbH	Germany
103 EBV Vermögensverwaltungs GmbH	Germany
104 EBV-Elektronik GmbH	Austria
105 Electrolink (PTY) Ltd	South Africa
106 Electron House (Overseas) Limited	United Kingdom
107 Enlaces Computacionales, S. de R.L. de C.V.	Mexico
108 Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico
109 Kent One Corporation	Delaware
110 MI Technology Products de Mexico, S. de R.L. de C.V.	Mexico
111 Optional Systems Resource, Inc.	Delaware
112 Ormic Components Ltd	Israel
113 PCD Italia S.r.l.	Italy
114 Soluciones Mercantiles, S. de R.L. de C.V.	Mexico
115 Sterling Electronics Corporation	Nevada
116 Sunrise Logistics (Shanghai) Limited	China
117 TelMil Electronics Israel Ltd	Israel
118 Telmil Electronics, Inc.	Delaware
119 Tenva Belgium Comm. VA	Belgium
120 Tenva Financial Management B.V.B.A.	Belgium
121 Thomas Kaubisch GmbH	Germany
122 Transformation Software Ltd	United Kingdom
123 WBC GmbH	Germany
124 WBC Sp. z.o.o.	Poland